EXHIBIT 99.1

400 Centre Street, Newton, MA 02458	tel: (617) 332-3990 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Director of Investor Relations or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2008 Results

Westlake, OH (November 10, 2008):  TravelCenters of America LLC (NYSE Alternext US: TA) today announced financial results for the three and nine month periods ended September 30, 2008.

TravelCenters of America LLC, or TA, became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro.  Because of the significance of these transactions, TA’s historical financial data may have only limited relevance to investors.  Consequently, in addition to the historical financial data presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes results of sites for periods prior to TA’s operation of those sites.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring as a result of the changes experienced on January 31 and May 30, 2007, and other items described, or Adjusted EBITDAR.

At September 30, 2008, TA’s business included 236 sites, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007(1)	2008	2007(1)
	(in thousands, except per share amounts)

Revenues	$2,157,693	$1,783,618	$6,343,383	$4,359,426
Net income (loss)	$16,655	$(16,458)	$(41,558)	$(54,463)

Weighted average number of shares:
Basic	15,084	13,884	14,498	N/A
Diluted	15,359	13,884	14,498	N/A

Income (loss) per share:
Basic	$1.10	$(1.19)	$(2.87)	$ N/A
Diluted	$1.08	$(1.19)	$(2.87)	$ N/A

Supplemental Data:
Total fuel sales	$1,832,414	$1,447,583	$5,415,499	$3,551,065
Gross fuel margin	$85,308	$54,955	$187,620	$126,865

Total non-fuel sales	$321,429	$332,102	$916,874	$799,166
Gross non-fuel margin	$186,438	$189,014	$532,344	$462,077

EBITDAR	$88,449	$52,638	$170,600	$62,696

Adjusted EBITDAR	$89,765	$61,339	$183,169	$145,985

(1)          Includes results related to Petro, which was acquired on May 30, 2007, from the date of acquisition forward and, for the nine months ended September 30, 2007, includes the results of TA’s predecessor, TravelCenters of America, Inc., for the one month ended January 31, 2007.

Quarterly Business Commentary:

During the three months ended September 30, 2008, the slowing of the U.S. economy and historically high fuel prices presented TA with numerous operating challenges.  TA experienced a 17.4% decline in fuel volumes for the 2008 third quarter versus the 2007 third quarter and a 15.3% decline in fuel volumes for the first nine months of 2008 versus the first nine months of 2007, each on a same site basis.

Despite these business conditions, TA believes it has made some progress toward adjusting its business to these challenges.  TA’s net income, EBITDAR and adjusted EBITDAR for the third quarter of 2008 improved over the same period of 2007 by $33.1 million, $35.8 million and $28.4 million, respectively.  In addition to some seasonal effects, TA believes that its operating initiatives undertaken during the past year have been significant contributors to these improved results; specifically, the staffing reorganization undertaken to realize Petro integration synergies, the personnel cost savings announced in March 2008, the termination of the fuel marketing arrangement with Simons Petroleum, Inc. and several fuel purchasing and pricing strategies which were designed to improve TA’s operating margins.

Capital Expenditures and Liquidity

TA’s capital plan for the balance of 2008 remains essentially unchanged from that announced in May 2008.  As of September 30, 2008, approximately $30 million of planned capital projects remain to be completed.  Some of these projects may be funded by Hospitality Properties Trust, or Hospitality Trust, under the amended lease arrangements announced in May 2008.

Beginning in the third quarter of 2008, pursuant to our rent deferral arrangement with Hospitality Trust, we have the option to defer up to $5 million per month of rent through December 2010 under our lease arrangements with Hospitality Trust.  Any amounts deferred would be due not later than July 1, 2011.  As of September 30, 2008, we had deferred an aggregate of $15 million of rent pursuant to this rent deferral option.

At September 30, 2008, TA had approximately $144 million in cash and cash equivalents.  In addition, a portion of TA’s $100 million bank credit facility remains unused.

Conference Call:

On Tuesday, November 11, 2008, at 8:30 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the quarter ended September 30, 2008.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 800-811-8845. Participants calling from outside the United States and Canada should dial 913-312-1270. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call. To hear the replay, dial 719-457-0820.  The replay pass code is 3453619.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA BELIEVES THAT ITS OPERATING INITIATIVES WERE SIGNIFICANT CONTRIBUTORS TO ITS IMPROVED RESULTS IN THE THREE MONTHS ENDED SEPTEMBER 30, 2008, MAY IMPLY THAT TA’S FINANCIAL RESULTS WILL CONTINUE TO IMPROVE.  IN FACT, THESE TA OPERATING INITIATIVES MAY FAIL TO IMPROVE TA’S FINANCIAL RESULTS, TA MAY FAIL TO SUCCESSFULLY IMPLEMENT OR SUSTAIN THESE INITIATIVES AND TA MAY EXPERIENCE FUTURE LOSSES.

•                  THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR THE REMAINDER OF 2008 MAY COST APPROXIMATELY $30 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $30 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2008.

•                  OUR DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HOSPITALITY TRUST MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH OUR OTHER CASH PROVIDED BY OUR OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW US TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET OUR OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, WE MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR MEET OUR OBLIGATIONS;

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $144 MILLION OF CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 2008 AND THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY,  OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS.

•                  THE CURRENTLY HIGH FUEL PRICES OR INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE GOODS AND SERVICES WHICH TA SELLS BECAUSE SUCH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS.

•                  TA’S EFFORTS TO MAINTAIN OR IMPROVE ITS OPERATING MARGINS MAY NOT BE EFFECTIVE AND MAY CAUSE TA TO LOSE BUSINESS AND REDUCE ITS OPERATING EARNINGS OR INCUR FUTURE LOSSES.

•                  THE SUCCESS OF TA’S COST CONTROL INITIATIVES DEPENDS IN LARGE PART UPON TA’S MANAGEMENT’S ABILITY TO MANAGE HOURLY EMPLOYMENT TO MATCH TA’S CHANGING LEVELS OF BUSINESS, BUT TA MAY BE UNABLE TO REDUCE STAFFING BELOW CERTAIN LEVELS AT ITS TRAVEL CENTERS WHICH GENERALLY OPERATE 24 HOURS PER DAY, 365 DAYS PER YEAR.

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN OR INCREASE THEIR LIMITS FOR TA’S PURCHASES ON CREDIT. IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY SUFFER LOSSES.

•                  IF THE U.S. ECONOMY CONTINUES TO SLOW, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATIONS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION SOMETIMES PRODUCES UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY ONE QUARTERLY REPORTING PERIOD SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, AS DESCRIBED MORE FULLY IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2008 AND IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A. RISK FACTORS”, AND ELSEWHERE IN THOSE REPORTS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2008	2007
Revenues:
Fuel	$1,832,414	$1,447,583
Non fuel	321,429	332,102
Rent and royalties	3,850	3,933
Total revenues	2,157,693	1,783,618

Cost of goods sold (excluding depreciation):
Fuel	1,747,106	1,392,628
Non fuel	134,991	143,088
Total cost of goods sold (excluding depreciation)	1,882,097	1,535,716

Operating expenses:
Site level operating	166,567	163,287
Selling, general & administrative	21,256	32,597
Real estate rent	58,696	57,908
Depreciation and amortization	10,445	5,976
Total operating expenses	256,964	259,768

Income (loss) from operations	18,632	(11,866)

Equity in income of joint venture	465	547
Interest income	862	7,043
Interest expense	(3,154)	(5,108)
Income (loss) before income taxes	16,805	(9,384)
Provision (benefit) for income taxes	150	7,074
Net income (loss)	$16,655	$(16,458)

Weighted average shares outstanding:
Basic	15,084	13,884
Diluted	15,359	13,884

Earnings (loss) per share:
Basic	$1.10	$(1.19)
Diluted	$1.08	$(1.19)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Company		Predecessor
	Nine Months	Eight Months	One Month
	Ended	Ended	Ended
	September 30, 2008	September 30, 2007	January 31, 2007
Revenues:
Fuel	$5,415,499	$3,266,012	$285,053
Non-fuel	916,874	732,371	66,795
Rent and royalties	11,010	8,361	834
Total revenues	6,343,383	4,006,744	352,682

Cost of goods sold (excluding depreciation):
Fuel	5,227,879	3,153,507	270,694
Non-fuel	384,530	309,611	27,478
Total cost of goods sold (excluding depreciation)	5,612,409	3,463,118	298,172

Operating expenses:
Site level operating	484,532	361,173	36,093
Selling, general & administrative	77,298	69,621	8,892
Real estate rent	174,789	132,167	931
Depreciation and amortization	32,516	19,333	5,786
Merger related	—	—	44,972
Total operating expenses	769,135	582,294	96,674

Loss from operations	(38,161)	(38,668)	(42,164)

Debt extinguishment expenses	—	—	(16,140)
Equity in income of joint venture	821	737	—
Interest income	6,171	12,161	1,131
Interest expense	(9,892)	(9,375)	(5,345)
Loss before income taxes	(41,061)	(35,145)	(62,518)
Provision (benefit) for income taxes	497	(2,730)	(40,470)
Net loss	$(41,558)	$(32,415)	$(22,048)

Weighted average shares outstanding:
Basic	14,498	10,519	6,937
Diluted	14,498	10,519	6,937

Loss per share:
Basic	$(2. 87)	$(3.08)	$(3.18)
Diluted	$(2. 87)	$(3.08)	$(3.18)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$144,049	$148,876
Restricted cash	—	4,801
Restricted investments	—	271,415
Accounts receivable, net	110,393	110,555
Inventories	149,013	148,005
Leasehold improvement receivable (1)	11,228	25,000
Other current assets	59,931	37,362
Total current assets	474,614	746,014

Property and equipment, net	419,431	397,266
Intangible assets, net	36,595	39,962
Leasehold improvement receivable (1)	10,597	63,320
Other noncurrent assets	20,291	16,759
Total assets	$961,528	$1,263,321

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt	$—	$262,866
Accounts payable	160,135	154,906
Other current liabilities	131,758	150,011
Total current liabilities	291,893	567,783

Other noncurrent liabilities	73,970	55,479
Capital lease obligations	104,240	105,859
Deferred leasehold improvement allowance	89,683	94,760
Total liabilities	559,786	823,881

Shareholders’ equity	401,742	439,440
Total liabilities and shareholders’ equity	$961,528	$1,263,321

(1)   The total leasehold improvement receivable of $21,825 as of September 30, 2008, represents, as of that date, the remaining, estimated discounted amount of funds TA expects to receive from Hospitality Trust in connection with TA’s sales of leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provided for up to $125 million of such sales without an adjustment to the amount of rent payable under that lease.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA (1)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007(2)
EBITDAR: (3)
Net income (loss)	$16,655	$(16,458)	$(41,558)	$(54,463)
Add (deduct): income taxes	150	7,074	497	(43,200)
Add: depreciation and amortization	10,445	5,976	32,516	25,119
Deduct: equity in income of joint venture	(465)	(547)	(821)	(737)
Add: proportionate share of EBITDAR of joint venture	676	620	1,456	1,451
Deduct: interest income	(862)	(7,043)	(6,171)	(13,292)
Add: interest expense(4)	3,154	5,108	9,892	14,720
Add: real estate rent expense(5)	58,696	57,908	174,789	133,098
EBITDAR (3)	88,449	52,638	170,600	62,696

Add: employee retention and separation expenses (6)	675	7,316	3,794	16,411
Add: nonrecurring merger related expenses (7)	—	—	—	44,972
Add: Petro integration expenses	409	821	2,486	934
Add: expenses related to previously deferred maintenance	—	304	507	304
Add: litigation settlement expenses	—	—	5,000	—
Add: debt extinguishment expense	—	—	—	16,140
Add: noncash share based compensation expense (8)	232	260	782	4,528
Adjusted EBITDAR (3)	$89,765	$61,339	$183,169	$145,985

(1)	Includes results related to Petro, which was acquired on May 30, 2007, from the date of acquisition forward.

(2)	Includes the results of TA’s predecessor for the one month ended January 31, 2007.

(3)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring. TA believes EBITDAR and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(4)	Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Interest related to predecessor’s debt	$—	$—	$—	$4,363
Interest related to Petro notes	—	2,396	1,273	3,195
Hospitality Trust rent classified as interest	2,342	2,402	7,026	6,405
Other	812	310	1,593	757
	$3,154	$5,108	$9,892	$14,720

(5)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. Cash paid for rent was $44.7 million and $58.0 million during the three month periods ended September 30, 2008 and 2007, respectively, while the total rent amounts expensed during the 2008 and 2007 three month periods were $58.7 million and $57.9 million, respectively. For the nine month periods ended September 30, 2008 and 2007, the rent paid was $162.4 million and $133.3 million, respectively, while the total rent expensed was $174.8 million and $133.1 million, respectively.  In addition, under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments.  A reconciliation of these amounts is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Rental payments to Hospitality Trust	$41,936	$54,474	$153,971	$124,715
Other rental payments	2,753	3,524	8,476	8,560
Total cash rent	44,689	57,998	162,447	133,275
Adjustments for:
Noncash straight line rent accrual – Hospitality Trust	3,424	4,299	10,564	11,464
Noncash straight line rent accrual – other	157	186	501	557
Rent deferred under deferral agreement	15,000	—	15,000	—
Amortization of deferred leasehold improvement allowance	(1,692)	(1,693)	(5,077)	(4,513)
Amortization of capital lease obligation	(540)	(480)	(1,620)	(1,280)
Rent classified as interest expense	(2,342)	(2,402)	(7,026)	(6,405)
Total amount expensed as rent	$58,696	$57,908	$174,789	$133,098

(6)

Employee retention and separation expenses represent expenses for retention bonuses paid, and accrued amounts that will be paid in early 2009, to certain employees that remain or remained in TA’s employ for specified periods of time after the acquisition of its predecessor and after the Petro acquisition, plus salary and separation payments to former executive officers of TA’s predecessor and severance payments made to employees terminated as a result of the September 2007 reorganization and the March 2008 workforce reduction.

(7)	This amount represents costs incurred by TA’s predecessor in marketing itself for sale.

(8)

The noncash share based compensation expense for the 2007 period relates to the vesting of options of TA’s predecessor’s shares which were redeemed upon its change of control on January 31, 2007. The amounts for the three and nine months ended September 30, 2008, relate to restricted common shares granted under TA’s equity incentive plan.

INTRODUCTION TO SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on September 30, 2008 that were operated by TA, TA’s predecessor or the prior owner of Petro for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, its predecessor or the former owner of Petro, such as rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended September 30				Nine Months Ended September 30,
	Company	Combined			Company	Combined (2)
	2008	2007	Change		2008	2007	Change

Number of company operated travel centers (3)	185	185	—		182	182	—

Total fuel sales volume (gallons)	491,398	595,005	-17.4%		1,518,600	1,793,598	-15.3%

Total fuel revenues	$1,776,258	$1,407,981	26.2%		$5,172,912	$3,989,654	29.7%

Total fuel gross margin	$86,548	$57,350	50.9%		$188,222	$156,763	20.1%

Total non-fuel revenues	$318,183	$332,221	-4.2%		$900,878	$933,136	-3.5%
Total non-fuel gross margin	$184,586	$188,676	-2.2%		$523,405	$533,044	-1.8%

Non-fuel gross margin percentage	58.0%	56.8%	+120	b.p.	58.1%	57.1%	+100	b.p.

Total gross margin	$271,134	$246,026	10.2%		$711,627	$689,807	3.2%
Site level operating expenses (4)	$164,120	$163,023	0.7%		$470,801	$468,348	0.5%

Net	$107,014	$83,003	28.9%		$240,826	$221,459	8.7%

(1)	Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by TA’s franchisees.

(2)

The operating results presented for the nine months ended September 30, 2007, represent the sum of TA’s results for the eight months ended September 30, 2007, the results of its predecessor for the one month ended January 31, 2007 and the results of the prior owner of the Petro sites for the period from January 1, 2007 through May 30, 2007.

(3)	Includes travel centers that were continuously operated by TA, by its predecessor or by the previous owner of the Petro sites during the period presented.

(4)	Excludes real estate rent expense, Petro integration expenses, legal settlement expense and deferred maintenance costs which were expensed under GAAP.

The same site operating data provided above is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007 or May 30, 2007, the acquisition dates of the TravelCenters sites and the Petro sites, respectively.

(End)